UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2008

NBTY, INC.

 (Exact Name of Registrant as Specified in Charter)

DELAWARE	001-31788	11-2228617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York		11779
(Address of Principal Executive Offices)		(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 14, 2008 NBTY, Inc. (“NBTY”) completed its previously announced acquisition of substantially all of the assets of Leiner Health Products Inc. (“Leiner”) for approximately $371 million plus assumption of certain liabilities. The terms of the Asset Purchase Agreement (the “Agreement”) provide for various working capital adjustments.  The purchase price was funded with approximately $46 million of cash on hand and the use of NBTY’s existing $325 million revolving credit agreement.

There is no material relationship between NBTY and Leiner other than in respect of the Agreement.

NBTY issued a press release on July 14, 2008, which announced the completion of this acquisition. A copy of the Press Release is filed as Exhibit 99.1.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statement of Business Acquired. As permitted by Item 9.01(a)  (4) of Form 8-K we will file the financial statements required by Item 9.01(a) (1) of Form 8-K pursuant to an amendment to this current report on Form 8-K not later than seventy-one (71) calendar days after the date this current report must be filed.

(b)  Pro-Forma Financial Information. As permitted by Item 9.01(b) (2) of Form 8-K we will file the pro forma financial information required by Item 9.01 (b) (1) of Form 8-K pursuant to an amendment to this current report on Form 8-K no later than seventy-one (71) calendar days after the date this current report must be filed.

(d)  Exhibits.

99.1 Press release issued by NBTY, Inc., dated July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2008
NBTY, INC.

By:

/s/ Harvey Kamil

Harvey Kamil
President and Chief Financial Officer